FILED PURSUANT TO RULE 424(b)(4)

PROSPECTUS	REGISTRATION NO. 333-274718

REAGAN BOSCO INTERNATIONAL COMPANY, INC.

1,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 1,000,000 shares of common stock, par value $0.00001 per share (the “common stock”), of Reagan Bosco International Company, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “ours”), offered by the selling stockholders named herein. The shares of common stock to be sold by the selling stockholders, as provided in the “Selling Stockholders” section, are shares that have already been issued and are currently outstanding. The Company will not receive any proceeds from the sale of the common stock being sold by the selling stockholders.

We are a shell company as defined in Rule 405 under the Securities Act of 1933, as amended, because we have nominal operations and our assets consist solely of a minimal amount of cash and cash equivalents. Our goal is to acquire or invest in one or more technology, social media, software or fintech businesses. However, we have no present agreements or plans with any third party to be acquired by or to acquire or merge with an operating company.

The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to this prospectus, (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or (iii) we decide at any time to terminate the offering of the shares at our sole discretion, but in no case later than 18 months after the date of the audited financial statements.

Our common stock is presently not traded on any market or securities exchange. The selling stockholders, Providence Reserve Trust and Timothy Spell, our Chief Executive Officer, are underwriters in connection with the sale of their shares of common stock in this offering. Common stock being registered in the registration statement of which this prospectus is a part may be sold by selling stockholders at a fixed price of $0.50 per share for the duration of the offering. We have agreed to bear the expenses relating to the registration of the shares of the selling stockholders.

It is anticipated that until such time as we consummate an acquisition of an operating company and make the requisite additional filings with the Securities and Exchange Commission (“SEC”), that our common stock will trade on the OTC Pink Market. However, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”) to enable our shares to trade, nor can there be any assurance that such an application for quotation will be approved.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is October 12, 2023

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes presented elsewhere in this prospectus, before making an investment decision. In this prospectus, the terms “Reagan Bosco,” “Company,” “we,” “us,” and “our,” “our company” refer to Reagan Bosco International Company, Inc.

Overview

Reagan Bosco International Company, Inc. (formerly known as “Reagan Industries, Inc.” or the “Company”) was incorporated on February 7, 2023, under the laws of the State of Nevada. Before any stock was issued, on February 9, 2023, the Company filed an amended and restated articles of incorporation to change its name to “Reagan Bosco International Company, Inc.”

We are a shell company as defined in Rule 405 under the Securities Act of 1933, as amended, because we are a company with nominal operations and our assets consist solely of a minimal amount of cash and cash equivalents.

The Company currently conducts no business and our goal is focused on acquiring or investing in one or more technology, social media, software or fintech businesses. The Company’s long-term plans are to develop and acquire a diversified portfolio of businesses in these industry sectors. However, to date, we have not identified a target acquisition. We have no present agreements or plans with any third party to be acquired by or to acquire or merge with an operating company. Additionally, we have no present plans to enter into a change of control or similar transaction or change the management of the Company. However, we may consider strategic opportunities that may arise in the future to help implement our strategic business goals.

We are currently in the preparatory stages of launching its acquisition and investment plans. Our goal is to acquire our first technology, social media, software or fintech asset within the next 12 months. However, we will need additional capital to acquire a target, if any. To meet this need, we plan to raise between $500,000 and $1,000,000 within twelve months through a private placement of our debt or equity securities. Following our initial acquisition, we plan to engage with strategic marketing partners to drive supplemental traffic to our technology, social media, software or fintech portfolio.

The Company currently has no revenues and does not expect to commence generating revenues until after it starts operating itself or after it completes its initial business combination with one or more targets, if any. The future of the Company is dependent upon the success in our efforts and use of our limited resources to pursue and effect a business combination. There can be no assurance that we will be successful in consummating one or more acquisitions of targeted companies or assets or raising additional capital. In particular, there is significant risk as to our ability to successfully (i) develop and acquire technology, social media, software or fintech businesses, (ii) drive market acceptance of developed brands, content and products, (iii) engage with high quality marketing partners that will drive the needed support traffic, or (iv) generate meaningful revenue from consumers.

Between February 7, 2023 (inception) through June 30, 2023, we sold 10,000,000 shares of common stock, par value $0.0001 per share, or $50,000 in aggregate cash consideration, consisting of 5,000,000 shares of common stock issued to Providence Reserve Trust, and 5,000,000 shares of common stock to our CEO and founder Timothy Spell pursuant to an exemption under Section 4(2) of the Securities Act. See “Certain Relationships and Related Party Transactions” elsewhere in this prospectus.

The trading market in the Company’s stock will be illiquid until the Company is no longer considered a shell company. As such, future investors will have limited ability to resell their shares through registering their transactions under the Securities Act due to the fact that they would have to meet the conditions of section 4(1) of the Securities Act, and restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

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Definition of a Shell Company

A public shell company is a non-operating public company, which means a company registered, and filing periodic reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Typically, shell companies are listed on the Nasdaq Small Cap Market, the or the OTC Pink Market. Shell companies can exist in three possible forms:

1.	A start-up company that has never achieved significant revenues and normally these companies have a rather short business history and have never acquired or managed substantial assets.

2.	A former operating company that went out of business or sold all of its operations, but the company’s Exchange Act registration is still active. Normally, these companies have a long business history and have owned substantial assets at some point in their history.

3.	A company that was specifically formed and registered for the purpose of being sold in a reverse shell merger (also referred to as “Blank Check Company”). These companies have normally no business history and have never acquired any assets.

Because Our Company Is a Shell Company, There Are Restrictions Imposed Upon the Transferability Of Unregistered Shares And You Will Not Be Able To Resell Your Shares In Certain Circumstances

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implication of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act, using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act, may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the U.S. Securities and Exchange Commission reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Being a shell company will also negatively impact on our ability to attract additional capital through subsequent unregistered offerings.

Use of Form S-8 Prohibited by Shell Companies

The U.S. Securities and Exchange Commission (the “SEC”) prohibits reporting shell companies from using Form S-8, the form public companies use to register securities in connection with employee benefit plans under the Securities Act, until sixty days after such companies cease to be shell companies and file required information.

Additionally, the SEC requires reporting shell companies (other than foreign private issuers, which our Company is not) to report on Form 8-K when they cease to be shell companies and to include in that report the information that would otherwise be required in a registration statement to register a class of securities under Section 12 of the Exchange Act.

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Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers with No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell Company. We have identified our company as a shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the company is no longer identified as a shell Company.

As a result of our classification as a shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. As an emerging growth company, we have elected to take advantage of certain specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

General

We are authorized to issue 115,000,000 shares of capital stock, each with par value of $0.00001 per share, of which 100,000,000 shares are common stock and 15,000,000 shares are preferred stock which may be issued with such rights, privileges and designations as our board of directors may, from time to time, determine. No shares of preferred stock are currently outstanding. Our current office address is located at 1800 2nd Street, Suite 603, Sarasota, Florida 34236.

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The Offering

Common stock offered by selling stockholders	1,000,000 shares of common stock.

Common stock outstanding before the offering	10,000,000 shares of common stock.

Common stock outstanding after the offering	10,000,000 shares of common stock.

Terms of the Offering	The selling stockholders are underwriters in this offering under Section 2(a)(11) of the Securities Act and will determine when and how they will sell the shares of common stock offered in this prospectus. The selling stockholders will sell their shares at a fixed price of $0.50 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement, or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or (iii) we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our common stock. We intend to apply for quotation on the OTC Pink Market upon obtaining effectiveness of this registration statement. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus and we will not receive any of the offering proceeds from the registration and sale of the shares of common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” on page 5 of this prospectus.

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RISK FACTORS

The Securities offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this prospectus.

Risks Related to Our Business

LIMITED OPERATION HISTORY

The Company was formed on February 7, 2023. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company’s business development plan, devise a marketing plan to successfully reach any target companies or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

NO ASSURANCE THAT WE WILL BE ABLE TO ACHIEVE OUR BUSINESS GOALS

In order to achieve our business goals we will need to raise additional capital of not less than $500,000. There can be no assurance that we will be successful in raising additional capital. In addition, there is significant risk as to our ability to successfully (i) develop and acquire technology, social media, software or fintech business, (ii) drive market acceptance of developed brands, content and products, (iii) engage with strategic marketing partners to drive supplemental traffic to our technology, social media, software or fintech portfolio, and (iv) generate meaningful revenue from consumers.

OUR ARTICLES OF INCORPORATION PROVIDE THAT WE WAIVE CERTAIN INTEREST OR EXPECTANCY IN CORPORATE OPPORTUNITIES

Our article of incorporation provides that we renounce and waive certain interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to our officers, directors, and stockholders, even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of our stockholders, officers or directors will generally be liable to us for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us unless, in the case of any such person who is a director or officer, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of our Company. This allows our officers, directors or stockholders to compete with us for investment and other opportunities which could result in fewer such opportunities for us. We likely will not always be able to compete successfully with our officers, directors, and stockholders. Further, our officers, directors or stockholders may pursue acquisition opportunities for their respective businesses that are complementary to our business. As a result, such acquisition opportunities may not be available to us, and none of our officers, directors or stockholders would have any obligation to offer us corporate opportunities.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue to operate over the next 12 months. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the even we cannot continue in existence. As such, if we are unable to obtain new financing to execute our business plan we may be required to cease our operations.

We have access to capital resources to sustain current operations for approximately 6 months due to limited expenses and plans to receive loans from our CEO and affiliated parties. After which, we will need to raise additional capital. We anticipate the Company will need approximately $500,000 over the next 12 months. The majority of the funds raised will be used to acquire or invest in technology, social media, software or fintech business, including content creation, product development and supplemental marketing efforts.

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at (48,109), and a net loss and net cash used in operating activities for the period from February 7, 2023 (inception) through June 30, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

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The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

WE ARE A SHELL COMPANY AND, AS SUCH, STOCKHOLDERS CANNOT RELY ON THE PROVISIONS OF RULE 144 FOR THE RESALE OF THEIR SHARES UNTIL CERTAIN CONDITIONS ARE MET.

We are a shell company as defined under Rule 405 of the Securities Act as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by us can only be resold pursuant to an effective registration statement by for the sale of such securities or utilizing the provisions of Rule 144 once certain conditions are met, including that: (i) we have ceased to be a shell company (ii) we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) we have filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since we filed “Form 10” information (e.g. audited financial statements, management information and compensation, stockholder information, etc.).

Thus, an investor in our common stock will not be able to sell his, her or its shares until such time as a registration statement for those shares is filed or we have ceased to be a shell company either by effecting a business combination or by developmental growth, we have remained current on its Exchange Act filings for 12 months and we have filed the information as would be required by a “Form 10” filing.

In addition, because we are a shell company, a person selling restricted or control securities may not use Rule 144 unless certain conditions have been met. Rule 144(i) provides that Rule 144 may only become available for the resale of securities by a person selling restricted or control securities that were originally issued by a shell company if certain conditions are met. These conditions are: (a) that the issuer is no longer a shell company of the company; (b) that the issuer is an SEC reporter; (c) that the issuer has filed all required reports during the preceding 12 months or any shorter period during which the company has been subject to reporting requirements; and (d) has filed current Form 10 information with the SEC reflecting that it is no longer a shell company.

Furthermore, as a shell company, we will not become eligible to use Form S-8 to register offerings of our securities until 60 calendar days after we cease to be a shell company and we file information equivalent to what it would be required to file if we filed Form 10 information with the SEC.

These shell restrictions will negatively impact our ability to raise additional capital through subsequent unregistered offerings.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our Company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, we may also have to issue securities, including preferred stock that may have rights, preferences and privileges senior to our common stock. As of the date of this registration statement, the Company has authorized 15,000,000 shares of preferred stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

THE COMPANY’S SOLE OFFICER AND DIRECTOR, MR. TIMOTHY SPELL, MAY ALLOCATE HIS TIME TO OTHER BUSINESSES ACTIVITIES, THEREBY CAUSING CONFLICTS OF INTEREST AS TO HOW MUCH TIME HE DEVOTES TO THE COMPANY’S AFFAIRS AND MAY ALSO HAVE CONFLICTS OF INTEREST IN PRESENTING BUSINESS OPPORTUNITIES TO THE COMPANY AND THE OTHER ENTITIES TO WHICH HE OWES CERTAIN FIDUCIARY OR CONTRACTUAL DUTIES. SUCH CONFLICTS AND POTENTIAL CONFLCITS COULD HAVE A NEGATIVE IMPACT ON THE COMPANY’S OPERATION AND THE COMPANY’S ABILITY TO CONSUMMATE A BUSINESS COMBINATION IN A TIMELY MANNER, IF AT ALL.

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The Company’s sole officer and director is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. The Company does not intend to have any full time employees prior to the consummation of a business combination or prior to operate its business. Management of the Company is engaged in other business endeavors and is not obligated to contribute any specific number of his hours per week to the Company’s affairs. Timothy Spell, our CEO, CFO, and sole director, owes fiduciary duty to other companies he serves from time to time.

If management’s other business affairs require him to devote more time to such affairs, it could limit his ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to consummate a business combination or operate its business. Furthermore, we do not have an employment agreement with Mr. Spell. Mr. Spell has no formal obligation or commitment to provide any particular amount of time to the Company’s affairs. In addition, Mr. Spell may also have conflicts of interest in presenting business opportunities to the Company and the other entities to which he owes certain fiduciary or contractual duties. These could have a negative impact on the Company’s operation and the Company’s ability to consummate a business combination in a timely manner, if at all.

SIGNIFICANT COSTS TO BE A PUBLIC COMPANY

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations. Based on our management’s reasonable estimates, we anticipate that our initial cost of being a public company, including legal, audit costs, printing, filing fees and other costs will be between $30,000 and $100,000 per year, which costs will increase in the event we are actively raising money or completing acquisitions.

WE ARE AN “EMERGING GROWTH COMPANY” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and for as long as we continue to be an “emerging growth company” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Due to our status as an emerging growth company, our financial statements may not be comparable to those of other public companies.

In the event that there are changes in our ability to qualify for the reporting exceptions we receive as an emerging growth company, we may still be subject to reduced reporting requirements as long as we are a smaller reporting company.

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GLOBAL ECONOMIC CONDITIONS, SUCH AS COVID-19, MAY ADVERSELY AFFECT OUR OPERATIONS, OUR ABILITY TO RESEARCH FOR A TARGET AND ANY TARGET BUSINESS WITH WHICH WE ULTIMATELY CONSUMMATE A BUSINESS COMBINATION.

There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S., Canadian, and global economies. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. These and other potential impacts of COVID-19 could therefore materially and adversely affect our business, our ability to research for a target and any target business with which we ultimately consummate a business combination financial condition, and results of operations. As a result of these uncertainties, we are unable to predict the overall impact on our Company at this time. Our management will continue to monitor our situation on a daily basis; however, we expect that these factors and others we have yet to experience will materially adversely impact our company, its business and operations for the foreseeable future.

DEPENDENCE ON KEY PERSONNEL

We will be dependent on services from Timothy Spell, our president, CEO, CFO, and sole director. Mr. Spell will only be devoting a portion of this business time to the affairs of the Company. The loss of our sole officer and sole director could have a material adverse effect on the operations and prospects of the Company. Our management is expected to handle all marketing and sales efforts and manage the operations. Responsibilities include formalizing business arrangements with third party service providers, directing the development of the Company website, searching for target companies, and formulating marketing materials to be used during presentations and meetings. At this time, we do not have any employment agreement with Mr. Spell though the Company may enter into such an agreement on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on Mr. Spell.

TIMOTHY SPELL, ONE OF OUR SHAREHOLDERS AND THE SOLE PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR, AND COLIN CONWAY, THE SOLE SHAREHOLDER OF PROVIDENCE RESERVE TRUST, HAVE SUBSTANTIAL INFLUENCE OVER THE COMPANY AND ITS POLICIES AND WILL BE ABLE TO INFLUENCE CORPORATE MATTERS

Timothy Spell is the CEO and CFO of the Company while also serving as the sole director. Timothy Spell is also one of our majority shareholders, owning 5,000,000 shares or 50% of our issued and outstanding common stock. Colin Conway is the sole shareholder of Providence Reserve Trust which holds the remaining 50% of the outstanding shares of the Company.

Providence Reserve Trust and Timothy Spell will own at a minimum 90% of the outstanding shares of the company after the offering. Accordingly, Mr. Spell and Mr. Conway have the ability to exercise significant influence over other shareholders of the Company. They have influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of the company.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 145 of the Nevada Revised Statutes (“NRS”) provides us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Our Amended and Restated By-laws (the “By-laws”) include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 (the “Dodd-Frank Act”) and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services, accounting and audit functions, personnel familiar with the obligations of public company reporting, consultants to design and implement internal controls and financial printing will initially be between $30,000 and $100,000 per year, depending on our fundraising and acquisition activities. Those costs will increase as the company hires employees and begins generating revenue. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may increase our net loss. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

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IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his her or its entire investment in our Company.

Risks Related to Our Common Stock

THERE CAN BE NO ASSURANCE THAT A MARKET MAKER WILL AGREE TO FILE THE NECESSARY DOCUMENTS WITH THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) TO ENABLE OUR SHARES TO TRADE, NOR CAN THERE BE ANY ASSURANCE THAT SUCH AN APPLICATION FOR QUOTATION ON OTC PINK MARKET WILL BE APPROVED. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT OR LIQUIDATE IT AT A PRICE THAT REFLECTS THE VALUE OF THE BUSINESS.

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. It is anticipated that until such time as we consummate an acquisition of an operating company and make the requisite additional filings with the SEC, that our common stock will trade on the OTC Pink Market. However, there can be no assurance that a market maker will agree to file the necessary documents with the FINRA to enable our shares to trade, nor can there be any assurance that such an application for quotation will be approved.

Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they try to sell securities held by them. In addition, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all of our available funds and any future earnings to fund the operation of our business, searching and acquiring target companies, and we do not expect to declare or pay any dividends in the foreseeable future. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

IT IS LIKELY THAT WE WILL BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We will be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this registration statement, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sales of common stock by the selling stockholders. All of the net proceeds from the sales of our common stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the selling stockholders.

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DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Pink Market concurrently with the filing of this prospectus. In order to be quoted on the OTC Pink Market, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

This is a resale offering from our existing stockholders. As a result, there will not be a reduction in net tangible book value per share as a result of your purchase of the shares registered herein.

Our net tangible book value as of June 30, 2023 was $14,614, or approximately $0.0002 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Given that this is a selling stockholder offering and will not increase the total number of shares outstanding nor increase the Company’s net tangible book value since the Company will not receive the related proceeds, our net tangible book value per share will remain unchanged.

The following table sets forth the total number of shares previously sold to our initial stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid as compared to the shares being offered for sale in this resale offering based on (i) an average price of $0.005 per share paid by our initial stockholders, who are our current officers, directors, promotors and affiliated persons, and (iii) $0.50 per share to be paid by new investors in this offering.

	Shares Purchased		Total Consideration		Average Price per
	Number	Percentage	Amount	Percentage	Share
Initial Investors	10,000,000	90.0%	$50,000	10.0%	$0.005
New investors purchasing shares in this offering	1,000,000	10.0%	$500,000	90.0%	$0.50
Total	10,000,000	100%	$550,000	100%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Pink Market upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Pink Market or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had two (2) holders of record of our common stock.

Equity Incentive Plan

We do not have an equity incentive plan in place and have not granted, and do not have outstanding, any stock options or other form of equity grants at this time.

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DESCRIPTION OF BUSINESS

Overview

Reagan Bosco International Company, Inc. (formerly known as “Reagan Industries, Inc.”) was incorporated on February 7, 2023, under the laws of the State of Nevada. Before any stock was issued, the Company changed its name to “Reagan Bosco International Company, Inc.” by the filing of a Certificate of Amendment and Amended and Restated Articles of Incorporation with the Nevada Secretary of State on February 9, 2023.

The Company currently conducts no business and is focused on acquiring or investing in technology, social media, software or fintech business. It is the Company’s intent to develop and acquire a diversified portfolio of technology, social media, software or fintech businesses.

As such, at present, Reagan Bosco is now preparing to launch and acquire or invest in one or more technology, social media, software or fintech businesses. Our goal is to acquire our first technology, social media, software or fintech assets within the next 12 months. However, we will need additional capital to acquire a target, if any. To meet this need, we plan to raise up to $500,000 within the next 12 months through a private placement of our debt or equity securities. Once we have acquired assets, we also plan to engage with strategic marketing partners to drive supplemental traffic to our technology, social media, software or fintech portfolio.

The Company currently has no revenues and does not expect to generate revenues until after it completes a business combination with one or more targets, if any. The future of the Company is dependent upon our success in these efforts as well as our ability to successfully deploy our limited resources to pursue and effect a business combination. There can be no assurance that we will be successful in consummating one or more acquisitions of targeted companies or assets or raising additional capital. In particular, there is significant risk as to our ability to successfully (i) develop and acquire one or more technology, social media, software or fintech businesses, (ii) drive market acceptance of developed brands, content and products following such acquisition, (iii) engage strategic marketing partners to drive supplemental traffic to our technology, social media, software or fintech portfolio, and (iv) generate meaningful revenue from consumers.

The Company is led by Mr. Timothy Spell who has been our CEO, CFO, president, and sole director since our inception. Mr. Spell has served in various capacities in the public and private sectors for over 15 years. From January 2012 to the present, Mr. Spell has served as the CEO of OpenWater, a provider of cloud-based software. From January 2009 to December 2015, Mr. Spell served as a director at nonprofitCMS, a web design company that creates top-end websites for nonprofits and associations. Mr. Spell was also the co-founder of nonprofitCMS. From June 2006 to May 2008, Mr. Spell served as an advisory associate at KPMG U.S.

Fiscal Year End

Our Company’s fiscal year end is December 31.

Business Plan

The Company currently conducts no business and is focused on acquiring or investing in technology, social media, software or fintech businesses. The Company plans to acquire and develop a diversified portfolio of technology, social media, software or fintech business.

Competition

The Company’s competition comes from other blank check companies looking to acquire and develop a diversified portfolio of technology, social media, software or fintech businesses. We believe our management’s strong track record will provide access to quality initial business combination partners. In addition, through our management, we believe we have contacts and sources from which to generate acquisition opportunities and possibly seek complementary follow-on business arrangements.

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Employees

We presently have no other employees other than Timothy Spell who serves as our president, secretary, CEO and CFO. At this time, we do not have any employment agreement with Mr. Spell, although the Company may in the future enter into such an agreement on terms and conditions usual and customary for our industry.

Government Regulation

Our business activities currently are subject to no particular regulation by government agencies other than those routinely imposed on corporate businesses. We operate in a longstanding business segment that has seen few changes in regulation. However, we will continue to monitor any new regulations specific to our business in the future.

Seasonality

We do not presently have a seasonal business cycle.

Environmental Matters

Our business does not, at present, involve any environmental regulation.

Intellectual Property

We do not presently hold any patents, trademarks or other registered intellectual property on services or processes relating to our business.

DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 1800 2nd Street, STE 603 Sarasota, FL 34236. Our telephone number is 310-433-2420 and the office space is provided free of charge by our affiliate, Oliphant, Inc. Our stockholder, Providence Reserve Trust, who controls 50% of our issued and outstanding shares of common stock, is controlled by Mr. Colin Conway. Colin Conway is the chief executive officer of Oliphant, Inc. and owns 25.5% of the outstanding Oliphant, Inc. shares.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently involved in any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited financial statements and the accompanying notes included elsewhere in this prospectus. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.

Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in the “Risk Factors” section and elsewhere in this registration statement. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

Reagan Bosco International Company, Inc. (formerly known as “Reagan Industries, Inc.”) was incorporated on February 7, 2023, under the laws of the State of Nevada. Before any stock was issued, the Company changed its name to “Reagan Bosco International Company, Inc.” by the filing of a Certificate of Amendment and Amended and Restated Articles of Incorporation with the Nevada Secretary of State on February 9, 2023.

The Company currently conducts no business and focuses on acquiring or investing in technology, social media, software or fintech business. The Company plans to develop and acquire a diversified portfolio of technology, social media, software or fintech business.

Reagan Bosco is currently preparing to launch and acquire or invest in technology, social media, software or fintech business. It is anticipated we will acquire our first technology, social media, software or fintech assets within the next 12 months. However, we will need additional capital to acquire a target, if any. To meet this need, we plan to raise up to $500,000 within the next 12 months through a private placement of our debt or equity securities. We also plan to engage with strategic marketing partners to drive supplemental traffic to our technology, social media, software or fintech portfolio.

The Company currently has no revenues and expects to generate revenues after it starts operating itself or after it finishes its business combination with one or more targets, if any. The future of the Company is dependent upon its success in its efforts and limited resources to pursue and effect a business combination. There can be no assurance that we will be successful in consummating one or more acquisitions of targeted companies or assets or raising additional capital. In particular, there is significant risk as to our ability to successfully (i) develop and acquire technology, social media, software or fintech business, (ii) drive market acceptance of developed brands, content and products, (iii) engage with high quality marketing partners that will drive the needed support traffic, and (iv) generate meaningful revenue from consumers.

The Company is led by Mr. Timothy Spell as CEO, CFO, president, and sole director, since our inception. He has served in various capacities in the public and private sectors for over 15 years. See “Management” on page 19 of this prospectus.

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Plan of Operations

The Company currently conducts no business and focus on acquiring or investing in technology, social media, software or fintech business. The Company plans to develop and acquire a diversified portfolio of technology, social media, software or fintech business. This effort is led by Mr. Timothy Spell, the Company’s founder, only executive, and sole director.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities. We will not generate any operating revenues until we start operating or after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after being a public company.

Results of Operations For the Period from February 7, 2023 (inception) through June 30, 2023

Overview

We reported a net loss of $48,109 from the period February 7, 2023 (inception) through June 30, 2023.

Revenues

We had no revenues for the period from February 7, 2023 (inception) through June 30, 2023.

General and administrative expenses

General and administrative expenses were $100 for the period from February 7, 2023 (inception) through June 30, 2023.

Interest

Interest expense was $nil during the period from February 7, 2023 (inception) through June 30, 2023.

Liquidity and Capital Resources

Liquidity

We measure our liquidity in several ways, including the following:

As of June 30, 2023

Cash and cash equivalents	$14,614
Working capital	$49,900

For the period from February 7, 2023, (inception) through February 28, 2023, our sources and uses of cash were as follows:

Net Cash Used in Operating Activities

We experienced negative cash flow from operating activities for the period from February 7, 2023 (inception) through June 30, 2023, in the amount of $35,386. The net cash used by operating activities was primarily attributable to our net loss of our operations.

Net Cash Used in Investing Activities

There were no cash flows from investing activities for the period from February 7, 2023 (inception) through June 30, 2023.

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Net Cash Provided by Financing Activities

Net cash provided by financing activities was $50,000 for the period from February 7, 2023 (inception) through June 30, 2023. The net cash provided by financing activities was a result of $50,000 in proceeds from the sale of shares of common stock.

Availability of Additional Funds

We currently do not have any material commitment for capital expenditures. Additionally, we are not currently generating any revenues. To maintain our business goals, we will need to raise additional capital. If we’re not successful in raising additional capital, we will exhaust our capital reserves and need to suspend our operations until we obtain the needed funding. Our current cash reserves provide our Company with enough capital to remain operational for an additional six months.

Currently, we have no established bank-financing arrangements. Therefore, we will need to seek additional financing through a future private offering of our equity or debt securities, or through strategic partnerships and other arrangements with corporate partners. We believe we will be successful in these efforts; however, there can be no assurance we will be successful in raising additional debt or equity financing to fund our operations on terms agreeable to us. These matters raise substantial doubt from our independent auditor about our ability to continue as a going concern. If we are unable to meet our internal revenue forecasts or obtain additional financing on a timely basis, we may have to delay the development and acquisition of our technology, social media, software or fintech business, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations, liquidate, and/or seek reorganization under the U.S. bankruptcy code.

Our financial statements included elsewhere in this registration statement on Form S-1 have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Critical Accounting Policies and Estimates

Emerging Growth Company

The Company is an “emerging growth company” as defined in Section 102(b)(1) of the JOBS Act. The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals, stock-based compensation and income taxes. Actual results could materially differ from those estimates.

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Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $14,614 cash and cash equivalents as of June 30, 2023.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from the date of inception to June 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from inception through June 30, 2023.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board, or FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt – debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 since inception. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Off-Balance Sheet Arrangements

As of the date of this registration statement, we have no off-balance sheet arrangements.

Rule 419 Requirements

Prior to the effectiveness of this registration statement, we intend to establish an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for the investors. Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States. Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released in connection with our completion of a business combination.

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MANAGEMENT

The following table sets forth the name, age, and positions of our executive officers and director as of the date of this registration statement:

Name	Age	Positions
Timothy Spell	38	President, Secretary, Chief Executive Officer, Chief Financial Officer, and Sole Director

Timothy Spell has been our president, secretary, CEO, CFO, and sole director since our inception. Mr. Spell has served in various capacities in the public and private sectors for over 15 years. From January 2012 to the present, Mr. Spell has served as the CEO of OpenWater, a provider of cloud-based software. From January 2009 to December 2015, Mr. Spell served as a director at nonprofitCMS, a web design company that creates top-end websites for nonprofits and associations. Mr. Spell was also the co-founder of nonprofitCMS. From June 2006 to May 2008, Mr. Spell served as an advisory associate at KPMG U.S. Mr. Spell received his bachelor’s degree in computer science from The George Washington University in 2006.

The Company believes that the skills, experiences and qualifications of Timothy Spell will provide the Company with the expertise and experience necessary to advance the interests of its stockholders.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our By-laws. Our sole officer is appointed by our board of directors and hold office until removed by the board of directors.

We currently do not have employment agreements with our sole executive officer and sole director.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in Nasdaq Rule 4200(a)(15). Under Nasdaq Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation or has been, at any time during the past three years, employed by the Company. Accordingly, we do not presently have any independent directors as of the date of this registration statement.

Involvement in Certain Legal Proceedings

Our sole director and sole executive officer has not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

19

EXECUTIVE COMPENSATION

There was no compensation awarded to, earned by, or paid to our sole executive officer for the period from February 7, 2023 (inception) to June 30, 2023.

Compensation Discussion and Analysis

The Company does presently not have employment agreement with its sole executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. Due to financial constraints typical of those faced by a recently formed business, the Company has not paid any cash and/or stock compensation to its named executive officer.

Our current sole executive officer, Timothy Spell, holds substantial ownership in our Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability. As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Narrative Disclosure to the Summary Compensation Table

Our sole named executive officer does not currently receive any compensation from our Company for his service as an officer of the Company.

Equity Inventive Grants Table

We do not presently have an equity incentive plan and no individual equity incentive grants were made to the sole executive officer and director have been made to date.

Long-Term Incentive Plan (“LTIP”) Awards Table

We have no long-term incentive plan and have made no awards under any long-term incentive plan to any named executive officers to date.

Employment Agreements

Currently, we do not have an employment agreement in place with our sole officer and director.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We may, however, implement such long-term equity incentive plans in the future.

20

PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 5, 2023 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly, and the stockholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class(1)

Providence Reserve Trust (2)	5,000,000	50.00%
Timothy Spell (3)	5,000,000	50.00%
	10,000,000	100.00%

All Executive Officers and Directors as a group	5,000,000	50.00%

(1)	Based on 10,000,000 shares of common stock outstanding as of October 5, 2023.

(2)	Providence Reserve Trust is located at 1800 2nd Street, Suite 603 Sarasota, Florida 34236. Colin Conway owns 100% shares of Providence Reserve Trust and exercises full voting and investment power over the shares held by Providence Reserve Trust.

(3)	Timothy Spell is the CEO, CFO, president, secretary, and sole director of the Company. His business address is 1800 2nd Street, Suite 603, Sarasota, Florida 34236.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, during the last two fiscal years, there were no transaction or series of transactions to which we were a party or will be a party, in which:

●	The amounts involved exceed or will exceed $120,000; and
●	Any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have, a direct or indirect material interest.

Between February 7, 2023 (inception) through February 28, 2023, we sold 5,000,000 shares of common stock to our CEO, CFO, president, sole director and founder, Timothy Spell for $25,000 in consideration and 5,000,000 shares of common stock to Providence Reserve Trust for $25,000 in consideration, both of which sales were made pursuant to an exemption under Section 4(2) of the Securities Act.

SELLING STOCKHOLDERS

The shares of common stock being offered for resale by the selling stockholders consist of 1,000,000 shares of our common stock held by two stockholders.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

21

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of the date of this registration statement and the number of shares of common stock being offered by the selling stockholders. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this registration statement. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering (1)
Providence Reserve Trust (2)	5,000,000	50.0%	500,000	4,500,000	45.0%
Timothy Spell (3)	5,000,000	50.0%	500,000	4,500,000	45.0
			1,000,000	9,000,000	90.0%

*Less than one percent.

(1)	Based on 10,000,000 shares of common stock outstanding as of June 30, 2023.

(2)	Providence Reserve Trust is located at 1800 2nd Street, Suite 603 Sarasota, Florida 34236. Colin Conway owns 100% shares of Providence Reserve Trust and exercises full voting and investment power over the shares held by Providence Reserve Trust.

(3)	Timothy Spell serves as our sole executive officer and sole director of the Company.

Each selling stockholder and any other person or entity participating in such distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M of the Exchange Act may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to such securities.

There are no agreements between the Company and any selling stockholders pursuant to which the shares subject to this registration statement were issued. None of the selling stockholders are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling stockholders will serve as underwriters and may sell some or all their shares registered in this offering at a fixed price of $0.50 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Pink Market concurrently with the filing of this prospectus. To be quoted on OTC Pink Market, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the selling stockholders must be made at the fixed price of $0.50 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,

*	transactions involving cross or block trades on any securities or market where our common stock is trading,

*	through direct sales to purchasers or sales effected through agents,

*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing.

22

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling stockholders are broker-dealers or affiliates of broker dealers.

We will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.00001 per share and 15,000,000 shares of preferred stock, par value $0.00001 per share. As of the date hereof, 10,000,000 shares of our common stock and no shares of our preferred stock are outstanding.

Common Stock

The stockholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of the board of directors.

If we liquidate or dissolve our business, the stockholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

23

Preferred Stock

At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations or acquiring target companies.

Transfer Agent and Registrar

We have engaged with VStock Transfer, LLC as the transfer agent and registrar for the securities of the Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements for the period from February 7, 2023 (inception) to June 30, 2023 included in this prospectus and the registration statement have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm (“Fruci & Associates”) with its address at 802 N. Washington St. Spokane, WA 99201, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the shares being offered under this registration statement is provided by Michelman & Robinson, LLP, Los Angeles, California.

24

LEGAL MATTERS

Michelman & Robinson, LLP is acting as counsel in connection with the registration of our securities under the Securities Act, and, as such, will pass upon the validity of the securities offered in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is www.sec.gov.

25

REAGAN BOSCO INTERNATIONAL COMPANY, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Reagan Bosco International Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Reagan Bosco International Company, Inc. (“the Company”) as of June 30, 2023, and the related statement of operations, stockholders’ equity, and cash flows for the period from February 7, 2023 (inception) through June 30, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the period from February 7, 2023 (inception) through June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is attempting to continue operations and generate revenue, however has a cash position that may not support daily operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2023.

Spokane, Washington

September 26, 2023

F-2

Reagan Bosco International Company, Inc.

Balance Sheet

As at June 30, 2023

June 30, 2023
ASSETS
Current assets
Prepaid legal fees	$-
Cash and cash equivalents	$14,614
Total current assets	14,614
TOTAL ASSETS	$14,614
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued legal fees	12,723
Accrued Interest	-
Accounts Payable	-
Total current liabilities	12,723
Total liabilities	12,723
Stockholders’ equity
Preferred stock, $0.00001 par value, 15,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,000,000 issued	100
Additional paid-in capital	49,900
Accumulated deficit	(48,109)
Total stockholders’ equity	1,891
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,614

See notes to the Financial Statements.

F-3

Reagan Bosco International Company, Inc.

Statements of Operations

For the Period from February 7, 2023 (Inception) through June 30, 2023

Net revenue	-
Operating expenses
General and administrative	$(100)
Legal and professional fees	$(48,009)
Total operating expenses	$(48,109)
Loss from operations	$(48,109)
Interest Expense	-
Net loss	$(48,109)

Net loss per common share
Basic and diluted	-0.00
Weighted-average number of common shares
Basic and diluted	10,000,000

See notes to the Financial Statements.

F-4

Reagan Bosco International Company, Inc.

Statements of Stockholders’ Equity

For the Period from 7, 2023 (Inception) through June 30, 2023

	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at February 7, 2023	—	$—	—	$—	—	$—	$—
Issuance of common shares for cash	—	—	10,000,000	$100	$49,900	—	50,000
Net loss	—	—	—	—	—	(48,109)	(48,109)
Balance at June 30, 2023	—	$—	10,000,000	$100	$49,900	$(48,109)	$1,891

See notes to the Financial Statements.

F-5

Reagan Bosco International Company, Inc.

Statements of Cash Flows

For the Period from February 7, 2023 (Inception) through June 30, 2023

Cash Flows from Operating Activities
Net loss	(48,109)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Accrued Interest
Accrued legal fees	12,723
Accounts Payable	—
Prepaid legal fees	—
Net cash used in operating activities	(35,386)
Cash Flows from Financing Activities	—
Proceeds from sale of common stock	50,000
Net cash provided by Financing Activities	50,000

Net Increase in Cash and Cash Equivalents	14,614
Cash and Cash Equivalents at Beginning of Period	—
Cash and Cash Equivalents at End of Period	14,614

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	—
Cash paid for income taxes	—

See Notes to Financial Statements.

F-6

Note 1 - Organization and Operations

Reagan Bosco International Company, Inc

Reagan Bosco International Company, Inc (the “Company”) was incorporated on February 7, 2023 under the laws of the State of Nevada. The Company is currently a blank check company that is actively seeking a company for a reverse merger. There are risks associated with the Company surrounding the possibility that it does not find a suitable target for the reverse merger.

Note 2 - Summary of Significant Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-7

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. All cash and cash equivalents are held at financial institutions that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank. As the Company’s cash and cash equivalents of $14,614 are below this limit, all cash and cash equivalents are fully insured as of 30 June 2023.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-8

Revenue Recognition

The Company adopted ASC, Revenue from Contracts with Customers Topic 606 (“ASC 606”) from inception.

The Company recognizes revenue when its customer obtains control of promised services in an amount that reflects the consideration that the company expects to receive in exchange for those services. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary. All tax years since inception are open for examination by taxing authorities.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from February 7, 2023 (Inception) through June 30, 2023.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-9

Note 3 – Liquidity and Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.

The Company is attempting to continue operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

Note 4 – Stockholders’ Equity

Shares Authorized

The total number of shares of all classes of stock which the Company is authorized to issue is One Hundred and Fifteen Million (115,000,000) shares of which One Hundred Million (100,000,000) shares are Common Stock, par value $0.00001 per share, and Fifteen Million (15,000,000) are Preferred Stock, par value $0.00001 per share.

During the current fiscal year, the Company completed two transactions for the sale of its common shares. The company issued a total of 10,000,000 shares to two individuals, for gross proceeds of USD 50,000, with each transaction comprising the sale of 5,000,000 shares as follows:

5,000,000 shares sold to Timothy Spell (CEO)

5,000,000 shares sold to Providence Reserve Trust

Note 5 – Income Taxes

As of 30 June 2023, the Company has not yet completed a tax year and any deferred tax assets from net operating losses and related valuation allowances would be nominal.

Note 6 – Subsequent Events

The company has evaluated subsequent events from 1 July 2023, being the end of the reporting period, through 26 September 2023, the date the financial statements were authorized for issue. No subsequent events have been identified that would require adjustment or disclosure in the financial statements.

F-10

REAGAN BOSCO INTERNATIONAL COMPANY, INC.

1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is October 12, 2023